UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9270 Trade Place, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7.         REGULATION FD

 Item 7.01   Regulation FD Disclosure

            On June 12, 2015, Envision Solar International, Inc. ("Envision" or "Company") was notified that its bid was accepted by the California Department of General Services (DGS) and a contract was issued to Envision for the sale and supply of EV ARC™ units to State of California Departments and other governmental agencies in the state.  California State Departments and other local agencies will be able to purchase EV ARC™ units by issuing a Purchasing Authority Purchase Order against this contract. The State of California has assigned a total evaluated amount of $16,427,225 to the contract during its initial term. The contract is effective from June 12, 2015 through June 11, 2016. The Contract consists of the acceptance letter, the Company's bid, and the State's Invitation to Bid with referenced General Provisions. The Terms and Conditions that are applicable to purchase orders submitted under the DGS purchasing authority are described in detail in the attached Invitation to Bid with referenced exhibits, a complete copy of which is attached to this report.

A copy of the acceptance letter is attached hereto as Exhibit 99.1

A copy of the Company's bid, and the State's Invitation To Bid with referenced General Provisions are attached hereto as Exhibit 99.2

SECTION 9.         FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

99.1  Acceptance letter from the California Department of General Services, dated June 12, 2015.

99.2  Company's bid,  State's Invitation For Bid with referenced General Provisions, dated May 29, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

July 13, 2015                                                  By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer